UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

SONESTA INTERNATIONAL HOTELS CORPORATION
(Name of Registrant as Specified In Its Charter)

HOSPITALITY PROPERTIES TRUST
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In this Schedule 14A, the terms “we”, “us”, “our” and the “Company” refer to Hospitality Properties Trust and its subsidiaries, unless otherwise noted.

Explanatory Note

This filing consists of a transcript of certain portions of a conference call held by us on November 7, 2011 at 1:00 p.m. Eastern Standard Time to review the results of operations and financial condition for the quarter and nine months ended September 30, 2011 and to provide an update on corporate developments. There was also a live audio webcast of the call available through our website, www.hptreit.com. An archived version of the webcast will be available on our website beginning on November 8, 2011 for about one week after the call. A telephone replay of the conference call is available beginning on November 8th and will run through November 14, 2011. To hear the replay, dial (320) 365-3844.  The replay passcode is 218265.

During the conference call, we discussed and were asked about our entering into a purchase agreement, or the Purchase Agreement, with Sonesta Acquisition Corp., or SAC, and its wholly owned subsidiary, PAC Merger Corp., or Merger Sub, to purchase from SAC the entities that own the Royal Sonesta Hotel Boston, in Cambridge, Massachusetts, or the Cambridge Hotel, and lease the Royal Sonesta Hotel New Orleans, in New Orleans, Louisiana, or the New Orleans Hotel.  The Cambridge Hotel and the New Orleans Hotel are currently owned or leased and operated by subsidiaries of Sonesta International Hotels Corporation, or Sonesta.  The Purchase Agreement is a component part of a transaction that involves the acquisition by merger, or the Merger, of all of Sonesta’s shares by SAC pursuant to an agreement and plan of merger, or the Merger Agreement, which was entered into between SAC, Merger Sub and Sonesta on November 2, 2011.  Below are excerpts from the transcript of the conference call relating to the Purchase Agreement, the Merger Agreement, and the transactions contemplated thereby.

Excepts from our 3rd Quarter Earnings Call, November 7, 2011, 1:00 p.m. Eastern Standard Time

Speakers from the Company included in the excerpts below, include Tim Bonang, Vice President-Investor Relations, John Murray, President, Chief Operating Officer and Assistant Secretary, and Mark Kleifges, Chief Financial Officer and Treasurer.

Speaker: Tim Bonang

As you may know last week, HPT announced its plan to purchase two Royal Sonesta Hotels. These hotels have been purchased as part of a complex transaction for the merger of Sonesta International Hotels Corporation into Sonesta Acquisition Corporation. Sonesta International is a publicly-owned company listed on the NASDAQ. The transaction which will result in HPT’s acquisition of these hotels will be the subject of a proxy to be distributed to Sonesta International’s shareholders after it is declared effective by the SEC. HPT has been advised not to comment on any of the economics or other details of its acquisition of the two Royal Sonesta Hotels beyond what is stated in HPT’s press release. HPT does not intend its comments today to be a solicitation of votes for the merger. Such a solicitation can only be made by a proxy statement which has been cleared effective by the SEC.

For more information about the proposed merger and HPT’s acquisition of the Royal Sonesta Hotels, please refer to the Sonesta International proxy statement and other documents which have been or will be filed with the SEC by Sonesta International, Sonesta Acquisition Corporation or HPT.

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Speaker: John Murray

On November 3rd, HPT announced plans to acquire the entities that own the Royal Sonesta Hotel in Cambridge, Massachusetts and the leasehold interest in the Royal Sonesta Hotel in New Orleans, Louisiana for approximately $150 million. The Royal Sonesta Cambridge is a 400-room hotel with two restaurants and approximately 22,000 square feet of meeting space that sits on the banks of the Charles River at the start of Memorial Drive. The Royal Sonesta, New Orleans is a 483-room hotel with five food, beverage and entertainment outlets and approximately 20,000 square feet of meeting space.

HPT expects to prepay an existing mortgage encumbering the Cambridge Hotel and the mortgage amount is included in the purchase price I just mentioned. The hotel is managed by Sonesta International Hotels Corporation. The acquisition of these two hotels is part of a larger transaction in which an affiliate of our manager will acquire Sonesta. HPT will acquire the entities that own the Cambridge and New Orleans Hotels. Sonesta will continue the management of the Cambridge and New Orleans Hotels for HPT.

Completion of the transaction, which is expected to occur in the first quarter of 2012, is subject to approval of Sonesta’s common stockholders and certain other customary closing conditions. Following the closing of this transaction, the Sonesta management team will be available to operate other hotels for HPT including certain hotels HPT now owns and is considering rebranding and hotels it may acquire in the future.

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With respect to the IHG Hotels, we are in discussions about rebranding some of the hotels with a hotel company that would mark another new manager relationship for HPT. We are also considering rebranding some of the IHG hotels with Sonesta. Currently none of the IHG hotels are listed for sale.

QUESTION AND ANSWER SECTION

Question - Dan Donlan, Janney Capital Markets: And then lastly on Sonesta, you mentioned that you might use them as an operator on some of the hotels that you could potentially rebrand.  I’m just curious looking at their portfolio, it looks like they own more resort type of properties, as well as cruise ships. What type of — and they only own three assets in North America, what type of — are you comfortable with their experience level and kind of the assets that you would potentially rebrand, because it doesn’t seem like they have any limited select-service experience in the U.S.?

Answer — John Murray: Well I guess before I answer that question I just want to say that we made some opening comments about what we can and can’t say and it’s unusual for HPT to discuss transactions before they’ve closed and so it does put some limits on what we can say here. But I guess I would say in the hotels that are currently IHG flagged that we have the opportunity to either sell or rebrand, there is a mix of full service and select service hotels and we’re still in the process of deciding which ones we may rebrand with Sonesta and which ones we may rebrand with another company we are in discussions with. So I think it’s — once we’ve made those decisions, and once our 8-K and Sonesta’s proxy are all out in the public for everybody to read and interpret we’ll be able to provide more detail on those decisions.  But the good news about Sonesta as you point out is its relatively small size in the U.S. but that provides a lot of flexibility for us. So I think — I’ll just leave it at that.

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Question - Jeffrey Donnelly, Wells Fargo: Last question.  On Sonesta, don’t worry, it won’t be about financial terms. Just from your response before, it sounded like there is a possibility that some full service hotels in your portfolio could be rebranded to the Sonesta brand I guess. And you mentioned I guess or maybe alluded to maybe some select service.  Does that imply that a brand might be created for them under Sonesta or you’re just not that far down the road yet?

Answer - John Murray: I would say it’s safe to assume that — or it’s fair to assume that we may rebrand some hotels to Sonesta but in terms of whether there’s going to be new brands or anything I’d like to just leave that for another call.

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Question - Ryan Meliker, Morgan Stanley: And then one other question with regards to the Sonesta acquisition and don’t worry I won’t ask any number of questions either, just kind of big picture for you John, I’m hoping you might be able to walk us through some of the discussions that might have taken place, inside the Boardroom as the Board got together with this acquisition, given that it seems like and you can correct me if I’m wrong that RMR is the entity sponsoring the SAC acquisition company, so basically you’re buying assets from RMR which obviously some can consider a conflict of interest, so I just wanted to see if you could walk us through kind of how that was thought through and why it’s not an issue?

Answer - John Murray: Well what I will just say there is that, because there was an affiliate involved, we engaged third-party valuation experts that provided our independent trustees with information on where they thought values were for the hotels and the transaction was reviewed by the independent trustees and so I think at this point before the proxy is filed which goes into the all history of the transaction that I’d like to sort of leave it at that.

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Question - Michael Salinsky, RBC Capital Markets: Second of all, you guys have historically used minimum return guarantees to limit downside risk there. With the Sonesta transactions, should we expect a similar kind of lease structure there or is that one where you want to set it up more like a traditional REIT structure.

Answer — John Murray: I think, what I will say there is that, tomorrow we hope to file an 8-K that will have a lot more information regarding the management contract, but for now you should assume it will be a contract that’s similar to typical hotel industry management contracts and without credit support.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS SCHEDULE 14A CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  ALSO, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  THIS SCHEDULE 14A STATES THAT THE PURCHASE AGREEMENT IS EXPECTED TO RESULT IN OUR ACQUISITION OF ENTITIES WHICH OWN THE CAMBRIDGE HOTEL AND LEASE THE NEW ORLEANS HOTEL.  THESE ACQUISITIONS ARE PART OF A COMPLEX TRANSACTION INVOLVING, AMONG OTHER THINGS, A MERGER BETWEEN SONESTA AND SAC’S SUBSIDIARY.  A HIGHER BID MAY BE RECEIVED BY SONESTA, WHICH COULD RESULT IN THE TERMINATION OF THE MERGER AGREEMENT, OR CERTAIN CONDITIONS TO THE MERGER MAY NOT BE SATISFIED, WHICH COULD ALSO RESULT IN THE TERMINATION OF THE MERGER AGREEMENT.  IF THE MERGER DOES NOT OCCUR, WE WILL NOT ACQUIRE THESE HOTELS.  WE HAVE LIMITED OR NO CONTROL OVER WHETHER SONESTA RECEIVES A HIGHER BID OR WHETHER THE PROPOSED MERGER OCCURS.

•                  THIS SCHEDULE 14A STATES THAT WE EXPECT SAC AND ITS SONESTA MANAGEMENT TEAM WILL BE AVAILABLE TO OPERATE OTHER OF OUR HOTELS, INCLUDING CERTAIN HOTELS WE NOW OWN AND THAT WE ARE CONSIDERING REBRANDING AND HOTELS WE MAY SELECTIVELY ACQUIRE IN THE FUTURE.  THERE ARE NUMEROUS CONTINGENCIES ASSOCIATED WITH ANY EXPANSION OF OUR INVESTMENTS IN HOTELS BRANDED AND OPERATED AS SONESTA HOTELS.  WE ARE CURRENTLY ENGAGED IN DISCUSSIONS WITH THIRD PARTIES ABOUT SELLING OR REBRANDING CERTAIN HOTELS WE OWN, AND THOSE DISCUSSIONS MAY LEAD TO SUCCESSFUL TRANSACTIONS, THAT MAY PRECLUDE THE BRANDING AND MANAGEMENT OF THOSE HOTELS BY SAC AND ITS SONESTA MANAGEMENT TEAM; AND WE MAY BE UNABLE TO LOCATE ADDITIONAL HOTELS TO PURCHASE ON ACCEPTABLE TERMS.  MANY OF THE CONTINGENCIES ASSOCIATED WITH OUR ACQUIRING OR REBRANDING HOTELS INVOLVE DECISIONS BY THIRD PARTIES WHICH ARE BEYOND OUR CONTROL.  ALSO, WE HAVE ENTERED INTO LONG TERM BRANDING AND MANAGEMENT CONTRACTS FOR MOST OF THE HOTELS WE NOW OWN.  ACCORDINGLY, WE CANNOT PROVIDE ANY ASSURANCE THAT WE WILL PURCHASE ANY ADDITIONAL HOTELS OR THAT WE WILL OTHERWISE EXPAND THE NUMBER OF OUR HOTELS WHICH ARE MANAGED OR BRANDED AS SONESTA HOTELS.

•                  THIS SCHEDULE 14A STATES THAT OUR INDEPENDENT TRUSTEES APPROVED THE PURCHASE PRICE UNDER THE PURCHASE AGREEMENT AND THAT A VALUATION CONSULTANT PROVIDED CERTAIN VALUATION SERVICES TO OUR INDEPENDENT TRUSTEES.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT THE PURCHASE PRICE IS AS FAVORABLE TO US AS WE COULD OBTAIN FOR SIMILAR ARRANGEMENTS FROM UNRELATED THIRD PARTIES.  HOWEVER, DESPITE THESE PROCEDURAL SAFEGUARDS, WE COULD STILL BE SUBJECTED TO CLAIMS CHALLENGING OUR ENTRY INTO THESE TRANSACTIONS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US AND RMR AND THEIR RELATED PERSONS AND ENTITIES; AND DEFENDING SUCH CLAIMS COULD BE EXPENSIVE AND DISTRACTING TO MANAGEMENT EVEN IF SUCH CLAIMS ARE WITHOUT MERIT.

THE INFORMATION CONTAINED ELSEWHERE IN THIS SCHEDULE 14A OR IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING UNDER THE CAPTION “RISK FACTORS” THEREIN, AND IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

IMPORTANT ADDITIONAL INFORMATION

IN CONNECTION WITH THE PROPOSED MERGER, WE EXPECT THAT SONESTA WILL FILE RELEVANT MATERIALS WITH THE SEC, INCLUDING A PROXY STATEMENT.  INVESTORS AND SECURITYHOLDERS OF SONESTA ARE URGED TO READ THESE DOCUMENTS (IF AND WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SONESTA, THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS.  INVESTORS AND SECURITYHOLDERS MAY OBTAIN THESE DOCUMENTS (AND ANY OTHER DOCUMENTS FILED BY SONESTA, SAC, AND US WITH THE SEC) FREE OF CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.  IN ADDITION, THE DOCUMENTS FILED WITH THE SEC BY SONESTA MAY BE OBTAINED FREE OF CHARGE BY DIRECTING SUCH REQUEST TO: BOY VAN RIEL, VICE PRESIDENT AND TREASURER OF SONESTA AT (617) 421-5444, OR BY ACCESSING SONESTA’S INVESTOR INFORMATION WEBSITE AT HTTP://WWW.SONESTA.COM/CORPORATE/INDEX.CFM?FA=CORPORATE.INVESTORINFORMATION.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE SONESTA PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER.

SONESTA, SAC AND US AND EACH OF THEIR AND OUR RESPECTIVE DIRECTORS, TRUSTEES AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SONESTA’S STOCKHOLDERS IN RESPECT OF THE PROPOSED MERGER.  STOCKHOLDERS MAY OBTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SONESTA’S STOCKHOLDERS IN RESPECT OF THE PROPOSED MERGER, AND THEIR RESPECTIVE INTERESTS WITH RESPECT TO THE PROPOSED MERGER, BY READING THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS REGARDING THE PROPOSED TRANSACTIONS, WHEN THEY ARE FILED WITH THE SEC.